Exhibit 99.1

BioTime Adds Five New Stem Cell Lines to Its Product Portfolio

ALAMEDA, Calif.--(BUSINESS WIRE)--May 27, 2010--BioTime, Inc. (AMEX:BTIM) announced today that on June 1, 2010 the Company will be offering for sale five new human stem cell lines for research use only. These cell lines were developed using BioTime’s ACTCellerate™ technology. These highly purified, novel, and scalable cell lines are embryonic progenitors, meaning that they are intermediate between human embryonic stem cells and fully developed cells. The new lines will include W10 with markers of smooth muscle progenitors, RASMO12 with unique markers associated with the kidney, U31 with markers associated with the neurotransmitter dopamine useful in research in Parkinson’s disease and diseases of the autonomic nervous system, as well as the lines SK11, EN1, and 7SMOO7, properties of which will be disclosed on product launch. BioTime CEO Dr. Michael West will discuss these new products as part of a presentation today at the GTCbio 6th Annual Stem Cell Research & Therapeutics Conference in Boston, Massachusetts. These new cell lines may be purchased beginning June 1, 2010, and additional information about the products may be found, at http://www.embryome.com/products.htm.

Dr. West’s presentation at the GTCbio Conference will focus on stem cell differentiation and will describe BioTime’s recent efforts to generate highly purified, diverse, and scalable embryonic progenitor (EP) cell types for potential use in human cell therapy, including six cell types with potential use in orthopedic disease. A complete abstract of Dr. West’s presentation is available on the conference website at www.gtcbio.com, and a copy of the presentation will be available on BioTime’s website at www.biotimeinc.com.

The annual GTCbio Stem Cell Research & Therapeutics Conference provides leading-edge information on developments in all areas of stem cell research, including the biology, medicine, applications, regulations, and business of stem cells. This year's sessions will include discussions of the new federal funding opportunities that are arising as alternative sources of human embryonic stem cells emerge.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. BioTime’s subsidiary OncoCyte Corporation focuses on the therapeutic applications of stem cell technology in cancer. BioTime also plans to develop therapeutic products in China for the treatment of ophthalmologic, skin, musculo-skeletal system and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer through its subsidiary BioTime Asia, Limited. Our Singapore subsidiary, ES Cell International Pte Ltd, has been at the forefront of advances in human embryonic stem (“hES”) cell technology, being one of the earliest distributors of hES cell lines to the research community. ESI has produced clinical-grade human embryonic stem cell lines that were derived following principles of good manufacturing practice and currently offers them for potential use in therapeutic product development. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, Embryome Sciences, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301